Consolidated Statements of Condition



                                                                                                  December 31,
---------------------------------------------------------------------------------------------------------------------
(dollars in thousands)                                                                      1995              1994
---------------------------------------------------------------------------------------------------------------------
Assets
Cash on hand and due from banks (note 4) ..........................................      $   23,337        $   18,460
Investment securities held to maturity, estimated market value of $67,735 and
  $81,493 at December 31, 1995 and 1994, respectively (notes 6 and 11) ............          66,831            82,271
Mortgage and asset-backed securities, held to maturity, estimated market value of $463,116 and $378,593 at December 31, 1995 and 1994, respectively
  (notes 7 and 11).................................................................         460,574           396,198
Loans net of unearned income and premiums (note 8) ................................       1,321,396         1,229,000
  Less: Allowance for loan losses .................................................           8,137             8,145
                                                                                         ----------        ----------
    Net loans .....................................................................       1,313,259         1,220,855
Banking premises, furniture and equipment, net (note 9) ...........................          11,357            12,206
Accured interest receivable .......................................................          13,090            12,043
Intangible assets, net of accumulated amortization of $7,931 and $6,993 at
  December 31, 1995 and 1994, respectively (note 3) ...............................           4,110             5,048
Other Real Estate Owned, net (ORE0) (note 8) ......................................           6,057             4,711
Other assets (notes 12 and 14) ....................................................           3,300             4,925
                                                                                         ----------        ----------
    Total Assets ..................................................................      $1,901,915        $1,756,717
                                                                                         ==========        ==========
Liabilitiies and Stockholders' Equity
Due to depositors: (notes 3 and 10)
  Interest bearing ................................................................       1,581,094         1,404,268
  Non-interest bearing ............................................................          50,160            49,266
                                                                                         ----------        ----------
    Total deposits ................................................................       1,631,254         1,453,534
Short term borrowings (notes 6, 7 and 11) .........................................          67,245           115,766
Mortgage escrow deposits ..........................................................          10,078             9,538
Income taxes payable (note 12) ....................................................             869               975
Other liabilities .................................................................           5,531             4,899
                                                                                         ----------        ----------
    Total liabilities .............................................................       1,714,977         1,584,712
                                                                                         ----------        ----------
Stockholders' equity (notes 2, 13 and 14):
  Preferred stock, authorized 10,000,000 shares
    None issued
  Common stock, par value $.01:20,000,000 shares authorized,
    14,269,200 shares issued ......................................................             143               143
  Additional paid-in capital ......................................................         101,138           101,138
  Retained earnings ...............................................................         101,592            88,706
  Less:
    Unallocated Common Stock held by the ESOP .....................................             621             1,071
    Unearned Common Stock held by Management Recognition and Retention Plans
      (MRPs) ......................................................................               0                63
    Common Stock in Treasury, at cost: 1,347,043 shares and 1,332,937 shares,
      respectively ................................................................          15,314            14,941
    Net unrealized losses on securities available for sale, net of tax ............               0             1,907
                                                                                         ----------        ----------
    Total stockholders' equity ....................................................         186,938           172,005
                                                                                         ----------        ----------
Commitments and contingencies (notes 13, 14 and 15) ...............................               0                 0
                                                                                         ----------        ----------
    Total Liabilities and Stockholders' Equity ....................................      $1,901,915        $1,756,717
                                                                                         ==========        ==========
---------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Consolidated Statements of Income



                                                                                                  Years ended December 31,
-----------------------------------------------------------------------------------------------------------------------------------
(dollars in thousands except per share data)                                                1995            1994            1993
-----------------------------------------------------------------------------------------------------------------------------------

Interest income:
    Real estate loans (note 8) .....................................................      $  91,278       $  75,212       $  67,957
    Other loans ....................................................................          4,989           4,377           4,448
    Mortgage and asset-backed securities ...........................................         26,949          19,106          19,028
    Investment securities, includes dividends-taxable ..............................          5,468           7,724           9,315
    Municipals-nontaxable ..........................................................             61              71              80
    Short-term investments .........................................................            354               7             101
    Federal funds sold .............................................................            166             105              36
                                                                                          ---------       ---------       ---------
      Total interest income ........................................................        129,265         106,602         100,965
                                                                                          ---------       ---------       ---------

Interest expense:
    Deposits .......................................................................         69,833          46,966          46,789
    Short term borrowings ..........................................................          3,985           4,103             946
    ESOP debt (note 13) ............................................................              0              54             105
                                                                                          ---------       ---------       ---------
      Total interest expense .......................................................         73,818          51,123          47,840
                                                                                          ---------       ---------       ---------
      Net interest income ..........................................................         55,447          55,479          53,125
    Provision for loan losses (note 8) .............................................         (5,500)         (3,970)         (2,040)
                                                                                          ---------       ---------       ---------
      Net interest income after provision for loan losses ..........................         49,947          51,509          51,085
                                                                                          ---------       ---------       ---------

Other Income:
    Fees and service charges .......................................................          2,145           2,043           1,877
    (Losses) gains on securities transactions (notes 5, 6 and 7) ...................         (1,665)              0              75
    Gains (losses) on loan sales ...................................................             28            (712)          1,663
    Other income ...................................................................            231             352             279
                                                                                          ---------       ---------       ---------
      Total other income ...........................................................            739           1,683           3,894
                                                                                          ---------       ---------       ---------
Other Expense:
    Salaries and employee benefits (notes 13 and 14) ...............................          8,844           8,645           8,056
    Occupancy expense (note 15) ....................................................          2,770           3,052           3,007
    FDIC Insurance premium .........................................................          2,309           3,148           3,047
    Amortization of intangibles ....................................................            938           1,253           1,818
    Net  losses and expenses on OREO ...............................................            674             675           1,541
    Other operating expense ........................................................          4,464           4,357           3,975
                                                                                          ---------       ---------       ---------
      Total other expenses .........................................................         19,999          21,130          21,444
                                                                                          ---------       ---------       ---------
      Income before income tax expense .............................................         30,687          32,062          33,535
    Income tax expense (note 12) ...................................................         10,683          11,058          12,067
                                                                                          ---------       ---------       ---------
      Net income ...................................................................      $  20,004       $  21,004       $  21,468
                                                                                          =========       =========       =========
    Primary earnings per share .....................................................          $1.51           $1.56           $1.56
    Fully diluted earnings per share ...............................................          $1.51           $1.56           $1.56

Per share data has been restated to reflect the 2 for 1 stock split in 1993 and the 20% stock dividend in 1994.

------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Consolidated Statements of Changes in Stockholders' Equity


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Net unrealized
                                                                  Unallocated    Unearned                   losses on
                                            Additional           Common Stock   Common Stock                Securities     Total
                                    Common    Paid-In   Retained    held by        held by    Treasury      Available  Stockholders'
(dollars in thousands)               Stock    Capital   Earnings    the ESOP       the MRP      Stock        for Sale      Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1992 .....   $119    $ 59,675   $100,913    ($1,912)       ($571)     ($5,832)           $0      $152,392
Net Income .......................      0           0     21,468          0            0            0             0        21,468
Cash Dividends ...................      0           0     (3,763)         0            0            0             0        (3,763)
Exercise of stock options,
   net of tax credit .............      0           0     (3,962)         0            0        8,419             0         4,457
Treasury Stock acquired, net .....      0           0          0          0            0      (14,088)            0       (14,088)
Allocation of ESOP shares ........      O           0          0        406            0            0             0           406
Amortization of MRP shares .......      0           0          0          0          254            0             0           254
                                     ----    --------   --------   --------       ------     --------        ------      --------
Balance-at December 31, 1993 .....    119      59,675    114,656     (1,506)        (317)     (11,501)            0       161,126
Changes in accounting
   principle, January 1, 1994 -
   Securities available for sale .      0           0          0          0            0            0             9             9
20% stock dividend declared
   June, 1994 ....................     24      41,463    (41,487)         0            0            0             0             0
Net income .......................      0           0     21,004          0            0            0             0        21,004
Cash Dividends ...................      0           0     (5,290)         0            0            0             0        (5,290)
Exercise of stock options ........      0           0       (177)         0            0          259             0            82
Treasury Stock acquired, net .....      0           0          0          0            0       (3,699)            0        (3,699)
Allocation of ESOP shares ........      0           0          0        435            0            0             0           435
Amortization of MRP shares .......      0           0          0          0          254            0             0           254
Net increase in unrealized losses
   on securities available for
   sale, net of tax ..............      0           0          0          0            0            0        (1,916)       (1,916)
                                     ----    --------   --------   --------       ------     --------        ------      --------
Balance at December 31, 1994 .....    143     101,138     88,706     (1,071)         (63)     (14,941)       (1,907)      172,005
Net income .......................      0           0     20,004          0            0            0             0        20,004
Cash Dividends ...................      0           0     (6,710)         0            0            0             0        (6,710)
Exercise of stock options ........      0           0       (408)         0            0          583             0           175
Treasury Stock acquired, net .....      0           0          0          0            0         (956)            0          (956)
Allocation of ESOP shares ........      0           0          0        450            0            0             0           450
Amortization of MRP shares .......      0           0          0          0           63            0             0            63
Decrease in unrealized losses
   on securities available for
   sale, net of tax ..............      0           0          0          0            0            0         1,907         1,907
                                     ----    --------   --------   --------       ------     --------        ------      --------
Balance at December 31, 1995 .....   $143    $101,138   $101,592      ($621)          $0     ($15,314)           $0      $186,938
                                     ====    ========   ========   ========       ======     ========        ======      ========
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

                                                                                                Years ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
(dollars in thousands)                                                                    1995             1994         1993
--------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income .........................................................................    $ 20,004         $ 21,004      $ 21,468
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation .....................................................................       1,165            1,488         1,414
  Provision for loan losses ........................................................       5,500            3,970         2,040
  Provision for uncollectable interest receivable ..................................       2,809            2,243         2,170
  Provision for deferred taxes .....................................................      (1,238)               0          (520)
  Net amortization of deferred fees, discounts and premiums on loans ...............         530              433           311
  Origination of loans available for sale ..........................................      (1,426)          (6,955)      (32,186)
  Proceeds from sales of loans available for sale ..................................       9,871           13,566        61,236
  Net (gains) losses on sales of loans available for sale ..........................         (28)             712        (1,663)
  Net (accretion) amortization of premiums and discounts on securities
     held to maturity ..............................................................        (632)             530         1,743
  Net gains on securities transactions .............................................           0                0           (22)
  Net losses (gains) on the sale of securities available for sale ..................       1,665                0           (53)
  Net decrease in OREO from sales and losses .......................................       7,339            8,507         6,792
  Amortization of ESOP & MRPs ......................................................         513              689           660
  Amortization of intangibles ......................................................         938            1,252         1,818
  Increase in accrued interest receivable ..........................................      (4,517)          (3,054)       (1,728)
  Premium paid on deposit acquisition ..............................................           0                0          (115)
  Decrease (increase) in other assets ..............................................       1,743           (1,532)          284
  Increase in mortgage escrow deposits .............................................         540            1,542         2,104
  Increase (decrease) in other liabilities and income taxes payable ................         269           (1,271)       (2,753)
                                                                                        --------         --------      --------
    Net cash provided by operating activities ......................................      45,045           43,124        63,000
                                                                                        --------         --------      --------
Cash flows from investing activities:
  Purchase of loans ...............................................................     (183,740)        (212,831)     (169,914)
  Net decrease in loans ...........................................................       68,204           90,260        26,806
  Purchase of mortgage and asset-backed securities held to maturity ...............     (144,298)        (159,271)     (137,386)
  Principal payments of mortgage and asset-backed securities held to maturity .....       69,990           90,804       105,093
  Purchase of investment securities held to maturity ..............................       (4,925)               0        (9,058)
  Proceeds from maturities and calls of investment securities held to maturity ....       20,256           34,977        17,611
  Purchase of securities available for sale .......................................       (1,929)               0             0
  Proceeds from sale of securities available for sale .............................       14,625                0         4,959
  Banking premises, furniture and equipment expenditures ..........................         (316)            (661)       (1,693)
                                                                                        --------         --------      --------
    Net cash used in investing activities .........................................     (162,133)        (156,722)     (163,582)
                                                                                        --------         --------      --------
Cash flows from financing activities:
  Treasury stock purchases ........................................................         (956)          (3,699)      (14,088)
  Principal payment on ESOP debt ..................................................            0           (1,506)         (406)
  Demand and savings deposits from deposit assumptions and branch purchases .......            0                0         6,902
  Time deposits from deposit assumptions and branch purchases .....................            0                0         8,366
  Net increase (decrease) in demand and savings deposits ..........................       34,511           (3,688)       25,513
  Net increase (decrease) in time deposits ........................................      143,209           81,233        (4,512)
  Net (decrease) increase in short term borrowings ................................      (48,521)          46,814        68,952
  Dividends paid ..................................................................       (6,453)          (4,838)       (3,411)
  Exercise of stock options, net; .................................................          175               82         4,457
                                                                                        --------         --------      --------
    Net cash provided by financing activities .....................................      121,965          114,398        91,773
                                                                                        --------         --------      --------
    Increase (decrease) in cash and cash equivalents ..............................        4,877              800        (8,809)
    Cash and cash equivalents at beginning of year ................................       18,460           17,660        26,469
                                                                                        --------         --------      --------
    Cash and cash equivalents at end of year ......................................     $ 23,337         $ 18,460      $ 17,660
                                                                                        ========         ========      ========
Cash paid during the year for:
  Interest ........................................................................     $ 73,917         $ 51,280      $ 47,794
  Income taxes ....................................................................       12,027           10,265        13,854
Supplemental schedule of noncash investing
  and financing activities:
    Real estate acquired in settlement of loans ...................................     $  8,685         $  7,409      $  9,822
    Loans held to maturity reclassified as loans available for sale ...............        9,410                0             0
    Loans available for sale reclassified as loans held to maturity ...............            0            3,351             0
    Mortgage backed securities held to maturity reclassified as securities
      available for sale ..........................................................       13,700           17,149             0
    Securities available for sale reclassified as mortgage backed
      securities held to maturity .................................................            0           12,363             0

--------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements
December 31, 1995, 1994, and 1993


NOTE 1 SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Bankers Corp. (the Corporation) and its wholly-owned subsidiary Bankers Savings (the Bank) and its inactive wholly-owned subsidiary, PASI Development, Incorporated. All inter-company balances and transactions have been eliminated in the consolidated financial statements. Certain amounts in prior periods have been restated to conform to current presentation.

Business

     Bankers Savings provides a full range of banking services to individual and corporate customers through branch offices in New Jersey. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain Federal agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Financial Statement Presentation

     The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and other real estate owned, management obtains independent appraisals for significant properties.

Securities

     Securities include investment securities and mortgage and asset-backed securities. Effective January 1, 1994 the Bank accounts for securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). SFAS 115 requires that securities classified as available for sale be carried at fair value with unrealized gains and losses reported net of applicable taxes as a separate component of stockholders' equity.

     Management determines the appropriate classification of the securities at the time of purchase. Securities that may be sold in response to changing market and interest rate conditions or as part of an overall asset liability strategy are classified as available for sale. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts. Any portion of unrealized loss on an individual security deemed to be other than temporary is recognized as a realized loss in the period in which such determination is made. Gains or losses on sales of securities are based upon the specific identification method.

     Transfers of securities between categories are recorded at fair value as of the transfer date, with the accounting treatment of unrealized gains or losses determined by the category into which the security is transferred.

Premiums and Discounts

     Premiums and discounts on loans and securities purchased are amortized on a method that approximates a level yield over the estimated average lives of the assets.

Loans

     Loans are stated at their outstanding principal amount. Interest income on loans is accrued and credited to interest income as earned. The accrual of income on loans is discontinued after the loan becomes 120 days past due or when certain factors indicate reasonable doubt as to the collectibility of principal and interest. Once a loan becomes 120 days past due, interest accrued but not collected is reserved. Subsequent cash receipts are either applied to the outstanding principal balance or recorded as interest income depending on management's assessment of the ultimate collectibility of principal and interest.

Loans Available for Sale

     Mortgage loans available for sale are reported at the lower of cost or market on an aggregate basis. Mortgages are carried net of deferred fees which are recognized as income at the time the loans are sold to permanent investors. Mortgage loans available for sale when securitized to facilitate their sale are then included with securities available for sale. Gains and losses on the sale of loans are recognized at the settlement date and are determined by the difference between the net proceeds and the carrying value.

Allowance for Loan Losses

     Losses on loans are charged to the allowance for loan losses. Additions to this allowance are made by recoveries of loans previously charged off and by a provision charged to expense. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on collectibility of loans and prior loan loss experience. Management believes that the allowance for loan losses is adequate. The determination of the balance of the allowance for loan losses is based on an analysis of the loan portfolio, historical loan loss experience, economic conditions and other factors that warrant recognition in providing for an adequate allowance. Additions to the allowance may be necessary based on changes in the economic conditions and other factors or as various regulatory agencies may require after an examination based on their judgement and the information available to them at the time of the examination.

Loan Fees

     Loan origination fees and certain direct costs of originations are deferred and recognized over the estimated life of the loan as an adjustment to the loan's yield.

Loan Impairment

     Statement of Financial Accounting Standards No. 114, (SFAS No. 114) "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" were adopted prospectively on January 1, 1995. These statements address the accounting for impaired loans and specify how allowances for loan losses related to these impaired loans are calculated. The Corporation defined the population of impaired loans to include non-accrual loans in excess of $500,000. Smaller balance homogeneous loans that are collectively evaluated for impairment such as residential mortgage loans are specifically excluded from the impaired loan portfolio. Adoption of these new standards had no effect on the level of the allowance for loan losses or operating results for the year ended December 31, 1995. SFAS 114 also provides that in-substance foreclosed loans should not be included in real estate owned for financial reporting purposes, but rather should be included in the loan portfolio.

Other Real Estate Owned

     Other real estate owned (OREO) consists of foreclosed properties and is recorded at the lower of the book value of the loan or the fair value of the asset acquired, less estimated disposition costs. The excess, if any, of the loan amount over the fair value of the asset acquired is charged off against the allowance for loan losses. In accordance with Accounting Statement of Position 92-3, "Accounting for Foreclosed Assets," subsequent changes in the value of OREO are recorded directly to an OREO reserve. Increases in the OREO reserve as well as expenses to administer such OREO, and any gains or losses realized upon the sale of the property are charged to operating expenses.

Banking Premises, Furniture and Equipment

     Land is carried at cost, and banking premises, furniture and equipment are carried at cost, less accumulated depreciation. Depreciation on land improvements and banking premises is provided for using the straight-line method over the estimated useful life of ten to fifty years. Furniture and equipment is depreciated using the declining balance method over the estimated useful life of three to ten years. Leasehold improvements are amortized over the term of the lease or estimated useful life of the asset, if shorter. Expenditures for betterments and major renewals are capitalized, while repairs and maintenance costs are charged to operations as incurred. Gains and losses on dispositions are reflected in current operations.

Intangible Assets

     Cost in excess of fair value of net assets acquired as the result of branch purchases are being amortized on an accelerated basis over a period approximating an average life of 10 years.

Mortgage Servicing Rights

     In 1995 the Bank adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122"). SFAS 122 amends FASB Statement No. 65, "Accounting for Certain Mortgage Banking Activities" ("SFAS 65"), to require that mortgage banking enterprises recognize as a separate asset the right to service mortgage loans for others however those servicing rights are acquired. Previously under SFAS 65, only purchased mortgage servicing rights were permitted to be recognized. Under SFAS 122, mortgage servicing rights acquired through the sale of loans with servicing rights retained will also be recognized. SFAS 122 also requires that mortgage servicing rights be assessed for impairment based on the fair value of those rights.

     The Bank's criteria for, and policies relating to, estimating the fair value of mortgage servicing rights are consistent with the methods utilized for estimating the fair value of purchased mortgage servicing rights as determined by references to independent third party sources.

     As a result of the adoption of SFAS 122, the Bank recognized a gain of $99,000 during the year 1995. Originated mortgage servicing rights amounted to $92,000 at December 31, 1995 and are being amortized over the life of the loans.

Pension Plan

     The Bank's funded pension plan covers all employees who have met the eligibility requirements of the plan. The Bank's funding policy is to contribute annually an amount that can be deducted for Federal income tax purposes.

Income Taxes

     The Corporation uses the asset and liability method of accounting for income taxes. Under this method deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods.

Earnings Per Share

     Earnings per share was computed by dividing net income applicable to common stock by the total of the average number of common shares outstanding and the additional dilutive effect of stock options outstanding during the respective periods. The dilutive effect of stock options are considered in both primary and fully diluted computations using the treasury stock method. Per share data reflects the 2 for 1 stock split declared in October, 1993 and the 20% stock dividend declared in June, 1994.

     Earnings per share has been computed based on the following:

                                                     Years ended December 31,
--------------------------------------------------------------------------------
 (dollars in thousands)                          1995         1994         1993
--------------------------------------------------------------------------------
Net income applicable to
  common stock ..........................      $20,004       21,004       21,468
Average number of common
  shares outstanding ....................       12,904       13,173       12,995
Average number of common
  shares and common
  equivalent shares outstanding .........       13,223       13,500       13,733
Average number of common
  shares and common
  equivalent shares outstanding,
  assuming full dilution: ...............       13,227       13,506       13,776
--------------------------------------------------------------------------------

NOTE 2 CONVERSION TO STOCK SAVINGS
BANK, FORMATION OF BANK HOLDING
COMPANY AND SALE OF COMMON STOCK

     On March 23, 1990 the Bank converted from a mutual savings bank to a capital stock savings bank. The Bank issued all of its outstanding capital stock to Bankers Corp., a holding company for the Bankers Savings common stock.

     At the time of conversion, the Bank established a liquidation account in an amount equal to the Bank's net worth at March 31, 1989, for the benefit of eligible account holders. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts in the Bank after conversion.

     The liquidation account will be reduced annually to the extent that eligible account holders have reduced their eligible deposits, and shall cease upon the closing of the accounts and shall never be increased. In the event of liquidation of the Bank, such person shall be entitled, after all payments to creditors, to a distribution from the liquidation account before any distribution to stockholders. As of December 31, 1995 the balance in the liquidation account was $4.5 million.

NOTE 3 BRANCH PURCHASE AND DEPOSIT ASSUMPTIONS

     On July 31, 1993 the Bank acquired $15.3 million in deposit liabilities from a branch of Provident Savings Bank, located in Red Bank, New Jersey. A premium of $115,000 was paid for the deposits.

NOTE 4 CASH ON HAND AND DUE FROM BANKS

     Included in cash on hand and due from banks at December 31, 1995 and 1994 was $4,637,000 and $4,811,000, respectively representing reserves required to be maintained by the Federal Reserve Bank.

NOTE 5 SECURITIES AVAILABLE FOR SALE

     There were no securities available for sale as of December 31, 1995 and 1994. Proceeds from sales of securities available for sale for 1995, 1994 and 1993 were $14,625,000, $0 and $4,959,000, respectively. Gross gains for 1995,
1994 and 1993 were $0, $0 and $53,000, respectively. Gross losses for 1995, 1994 and 1993 were $1,665,000, $0 and $0, respectively.

     On January 1, 1994, the Bank transferred $17.2 million of mortgage backed securities to available for sale upon adoption of SFAS 115. After review of recent regulatory pronouncements regarding investment security activities, the Bank transferred these securities at their fair value to the held to maturity portfolio. The related market depreciation in stockholder's equity is being accreted over the life of the securities.

     In November 1995, the Financial Accounting Standards Board issued a special report on the implementation of SFAS No. 115. This special report provided an opportunity for a one time reassessment of the classification of securities as of a single measurement date between November 15, 1995 and December 31, 1995. On December 19, 1995, the Bank recorded a net transfer of $13,700,000 of the previously transferred mortgage backed securities to available for sale and subsequently sold the securities prior to December 31, 1995.

NOTE 6 INVESTMENT SECURITIES - HELD TO MATURITY

     A summary of the amortized cost and estimated market value of investment securities held to maturity is as follows:


                                            December 31, 1995                                  December 31, 1994
-----------------------------------------------------------------------------------------------------------------------------------
                                            Gross        Gross      Estimated                  Gross        Gross      Estimated
                             Amortized    Unrealized   Unrealized     Market     Amortized   Unrealized   Unrealized     Market
(Dollars in thousands)          Cost        Gains       Losses        Value        Cost        Gains        Losses       Value
-----------------------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Treasury securities,
  U.S. Government Agency
  and Corp. obligations .     $25,469        $308          $0        $25,777      $26,539      $ 78         $  3        $26,614
Corporate ...............      40,382         533           6         40,909       54,597        82          928         53,751
Municipals ..............         980          69           0          1,049        1,135        10           17          1,128
                              -------        ----          --        -------      -------      ----         ----        -------
Total Investment
  Securities held to
  maturity ..............     $66,831        $910          $6        $67,735      $82,271      $170         $948        $81,493
                              =======        ====          ==        =======      =======      ====         ====        =======
-----------------------------------------------------------------------------------------------------------------------------------

     The amortized cost and estimated market value of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities due to prepayment or early call privileges of the issurer.

------------------------------------------------------------------------------
                                                             Estimated
                                           Amortized          Market
(dollars in thousands)                       Cost              Value
------------------------------------------------------------------------------
Due in one year or less                     $37,788           $38,115
Due after one year
  through five years                         26,926            27,414
Due after five years
  through ten years                             200               198
Due after ten years                           1,917             2,008
                                            -------           -------
                                            $66,831           $67,735
                                            =======           =======
------------------------------------------------------------------------------


     There were no sales of investment securities during 1995, 1994 and 1993. Proceeds from maturities and calls of investment securities held to maturity during 1995, 1994 and 1993 were $20,256,000, $34,977,000, and $17,611,000, respectively.

     Securities with an amortized cost of approximately $5,005,000 and $300,000 were pledged for Treasury, Tax and Loan balances and public funds, respectively, at December 31, 1995 and $5,030,000 and $450,000, respectively, at December 31, 1994. Securities with an amortized cost of approximately $14,998,000 and $0 were pledged under repurchase agreements at December 31, 1995 and 1994, respectively.


NOTE 7 MORTGAGE AND ASSET-BACKED SECURITIES -- HELD TO MATURITY

     Mortgage and asset-backed securities held to maturity are summarized as follows:



                                                           December 31, 1995                        December 31, 1994
----------------------------------------------------------------------------------------------------------------------------------
                                                            Gross     Gross                          Gross     Gross
                                                           Unreal-   Unreal-   Estimated             Unreal-  Unreal-    Estimated
                                               Amortized    ized      ized      Market    Amortized   ized     ized        Market
(dollars in thousands)                           Cost       Gains    Losses     Value        Cost     Gains    Losses      Value
----------------------------------------------------------------------------------------------------------------------------------
Certificates of participants in
  pools of mortgage loans:
  FHLMC and FNMA ...........................   $206,267    $3,701    $    0    $209,968    $184,694    $257   $ 2,543    $182,408
  GNMA .....................................     86,305       633         0      86,938      10,393       0       802       9,591
  Sears Mortgage
    Securities Corp. .......................        991         8         0         999       1,227       0        97       1,130
                                               --------    ------    ------    --------    --------    ----   -------    --------
                                                293,563     4,342         0     297,905     196,314     257     3,442     193,129
                                               --------    ------    ------    --------    --------    ----   -------    --------
Collateralized mortgage
  obligations and
  asset-backed securities:
  FHLMC and FNMA ...........................     19,170         0       236      18,934      21,782       0     2,362      19,420
  Privately issued .........................    147,841       268     1,832     146,277     178,102       6    12,064     166,044
                                               --------    ------    ------    --------    --------    ----   -------    --------
                                                167,011       268     2,068     165,211     199,884       6    14,426     185,464
                                               --------    ------    ------    --------    --------    ----   -------    --------
Total mortgage backed and
  asset-backed securities
  held to maturity .........................   $460,574    $4,610    $2,068    $463,116    $396,198    $263   $17,868    $378,593
                                               ========    ======    ======    ========    ========    ====   =======    ========
----------------------------------------------------------------------------------------------------------------------------------


     There were no sales of mortgage and asset-backed securities held to maturity during 1995, 1994 and 1993.


     Securities with an amortized cost of approximately $442,000 and $525,000 were pledged for public funds at December 31, 1995 and 1994, respectively. Securities with an amortized cost of approximately $34,258,000 and $92,634,000 were pledged under repurchase agreements at December 31, 1995 and 1994, respectively.

NOTE 8 LOANS AND OREO

     Loans receivable are summarized as follows:

                                 December 31,
------------------------------------------------------
(dollars in thousands           1995         1994
------------------------------------------------------
Mortgage loans:
  1-4 Family Residential...  $1,169,271     $1,064,288
  V.A. guaranteed and
   F.H.A.insured...........      38,490         45,060
  Construction.............       1,880          4,070
  Commercial and
    multi-family...........      56,143         57,100
  Conventional available
   for sale................         993              0
                             ----------     ----------
                             $1,266,777      1,170,518
Home equity loans..........      43,846         45,990
Consumer loans and other...       7,582          7,892
                             ----------     ----------
                              1,318,205      1,224,400
Net premium on loans
  purchased.................      3,932          5,622
Deferred loan fees..........       (741)        (1,022)
                             ----------     ----------
Total loans................. $1,321,396     $1,229,000
                             ==========     ==========
------------------------------------------------------

     Non-performing assets are as follows:

                                     December 31,
------------------------------------------------------
(dollars in thousands)              1995        1994
------------------------------------------------------
Non-accruel loans...............  $24,947      $29,417
Loans 90 days or more past
  due and still accruing........    1,446        1,839
                                  -------      -------
Non-performing loans............  $26,393      $31,256
                                  =======      =======
Other real estate owned.........    6,407        5,313
Less allowance for other
  real estate owned.............      350          602
                                  -------      -------
Total other real estate owned...  $ 6,057      $ 4,711
                                  =======      =======
------------------------------------------------------
     The activity in the allowance for other real estate owned is as follows:

-----------------------------------------------------
(dollars in thousands)         1995    1994    1993
-----------------------------------------------------
Balance at beginning of year.  $602    $935    $300
Provision charged
  to operations..............     0       0     882
Charge-offs..................  (252)   (333)   (247)
                               ----    ----    ----
Balance at end of year.......  $350    $602    $935
                               ====    ====    ====
-----------------------------------------------------


     Impaired loans at December 31, 1995 totaled $604,000 and the average balance during 1995 was $981,000. Included in the allowance for loan losses is $240,000 relating to impaired loans. There was no cash basis interest income recognized on impaired loans during 1995. There were no commitments to fund additional amounts to these borrowers. The amount of interest income which would have been recorded under contractual terms for non-accrual loans totaled $2,809,000, $2,243,000 and $2,170,000 in 1995, 1994 and 1993, respectively.


     Loans serviced by the Bank for others at December 31, 1995 and 1994 totaled approximately $118,706,000 and $121,664,000, respectively, and are excluded from the Bank's portfolio.

The activity in the allowance for loan losses is as follows:
-------------------------------------------------------
(dollars in thousands)           1995    1994   1993
-------------------------------------------------------
Balance at beginning of year... $8,145  $8,898  $10,515
Provision charged to
  operations...................  5,500   3,970    2,040
Charge-offs.................... (5,665) (4,733)  (3,732)
Recoveries.....................    157      10       75
                                 -----  ------  --------
Balance at end of year......... $8,137  $8,145   $8,898
                                ======  ======   ======
------------------------------- ------------------------

     The Bank grants residential real estate loans on single and multi-family dwellings throughout the State of New Jersey and purchases in and out of state residential mortgage pools. Its borrowers' abilities to repay their obligations are dependent upon various factors, including the borrowers' income and net worth, cash flows generated by the underlying collateral, value of the underlying collateral and priority of the Bank's lien on the property. Such factors are dependent upon various economic conditions and individual circumstances beyond the Bank's control. Accordingly, the ultimate collectibility of a substantial portion of the Banks's loan portfolio and other real estate owned is susceptible to changes in market conditions. The Bank believes its lending policies and procedures, including those procedures over purchased mortgage pools, adequately minimize the potential exposure to such risks and that adequate provisions for loan losses are provided for all known and inherent risks. Collateral and/or government or private guarantees are required for virtually all loans.


NOTE 9 BANKING PREMISES, FURNITURE AND EQUIPMENT

     Banking premises, furniture and equipment are summarized as follows:

                                     December 31,
-------------------------------------------------------
(dollars in thousands)                 1995      1994
-------------------------------------------------------
Cost:
  Land............................. $  1,833   $ 1,833
  Banking premises.................   11,165    11,075
  Leasehold improvements...........    1,599     1,446
  Furniture and equipment..........    7,793     7,720
                                    --------   -------
                                      22,390    22,074
  Less accumulated
     depreciation..................   11,033     9,868
                                    --------   -------
  Total banking premises,
    furniture and equipment........   11,357   $12,206
                                    ========   =======
-------------------------------------------------------

NOTE 10 DEPOSITS

     Deposit account balances are summarized as follows:

                                                      December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                          1995              1994
--------------------------------------------------------------------------------
Savings .......................            $  175,777        $  201,040
Money market accounts .........               371,129           310,144
NOW and Super NOW accounts ....                77,730            80,057
Time accounts .................               891,302           755,418
Time accounts, $100,000
  or over .....................                62,877            55,552
Club deposits .................                 2,652             2,288
Demand deposits ...............                49,787            49,035
                                           ----------        ----------
     Total deposits ...........            $1,631,254        $1,453,534
                                           ==========        ==========
--------------------------------------------------------------------------------

     Time deposit account maturities are summarized below:

                                                      December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                          1995              1994
--------------------------------------------------------------------------------
Within one year ...............              $762,803          $584,641
One to two years ..............               113,764           102,689
Over two years ................                77,612           123,640
                                             --------          --------
     Total time deposits ......              $954,179          $810,970
                                             ========          ========
--------------------------------------------------------------------------------

NOTE 11 SHORT-TERM BORROWINGS

     Short-term borrowings are summarized as follows:

--------------------------------------------------------------------------------
(dollars in thousands)                          1995              1994
--------------------------------------------------------------------------------
Federal funds purchased:
  Balance at December 31 .........            $18,500          $ 29,750
  Average balance ................              5,555            11,037
  Maximum amount outstanding
    at any month end .............             21,000            29,750
  Average interest rate:
    During the year ..............               5.86%             4.42%
    At December 31 ...............               6.00%             6.79%

Securities sold under agreements
  to repurchase:
  Balance at December 31 .........            $48,745          $ 86,016
  Average balance ................             60,896            81,436
  Maximum amount outstanding at
    any month end ................             89,745           110,334
  Average interest rate:
    During the year ..............               6.01%             4.44%
    At December 31 ...............               5.82%             5.97%
--------------------------------------------------------------------------------

     Federal funds purchased generally mature the day following the date of purchase while securities sold under agreements to repurchase generally mature within 90 days from the various dates of sale.

NOTE 12 INCOME TAXES

     Income tax expense attributable to income from continuing operations consists of:

                                               December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                   1995           1994          1993
--------------------------------------------------------------------------------
Current tax expense:
  Federal .....................        $10,936        $10,159       $11,534
  State .......................            985            898         1,053
                                       -------        -------       -------
                                        11,921         11,057        12,587
Deferred tax expense:
  Federal .....................         (1,136)             1          (474)
  State .......................           (102)             0           (46)
                                       -------        -------       -------
                                        (1,238)             1          (520)
                                       -------        -------       -------
Total income tax expense ......        $10,683        $11,058       $12,067
                                       =======        =======       =======
--------------------------------------------------------------------------------

     The Corporation in 1993 recorded tax benefits totaling $1,892,000 to stockholders' equity for the exercise of non-qualified stock options in which compensation expense was in excess of amounts recognized for financial reporting purposes.

     The Corporation established in 1994, a deferred tax asset of $1,120,000 as a result of the net unrealized losses on securities designated as available for sale under the provisions of SFAS No. 115, "Accounting for Certain Investment in Debt and Equity Securities." See notes 1 and 5. These securities were sold during 1995 and the associated deferred tax asset was reversed.

     A reconciliation between the effective income tax expense and the amount computed by multiplying the applicable statutory Federal income tax rate is as follows:

                                               Years ended December 31,
------------------------------------------------------------------------------
(dollars in thousands)                     1995          1994         1993
------------------------------------------------------------------------------

Income before tax .................      $30,687       $32,062       $33,535
                                         =======       =======       =======
Computed "expected"
    tax expense at 35%
    for 1995, 1994 and 1993 .......      $10,740       $11,222       $11,737
Increase (decrease)
    in income tax
    expense resulting from:
     State income tax,
     net of Federal  benefit ......          574           584           654
     Other, net ...................         (631)         (748)         (324)
                                         -------       -------       -------
       Income tax expense .........      $10,683       $11,058       $12,067
                                         =======       =======       =======

     The significant component of deferred income tax benefit attributable to income for the years ended December 31, 1995, 1994 and 1993 was due to changes in temporary differences between tax and financial reporting purposes.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1995, 1994 and 1993 are presented below in thousands:

                                                              December 31,
--------------------------------------------------------------------------------
Deferred tax assets:                                     1995     1994     1993
--------------------------------------------------------------------------------

Deferred compensation, principally due to
   financial accrual ................................   $  358   $  316   $  259
Accrual for
   post-retirement benefits .........................      264      270      252
Unrealized losses on securities
   available for sale ...............................        0    1,120        0
Investments due to difference in basis in accreted
   discount for tax and financial reporting purposes.        0        0      119
Accrued interest ....................................       30        0      351
Deferred origination fees ...........................      353      463      429
Compensated absences, principally due to
   accrual for financial reporting purposes .........      136      134      126
Mortgages, principally due to financial reporting
   allowance for loan loss reserves .................    3,007    3,010    3,154
OREO, due to financial reporting
   provisions for doubtful collection ...............      129      222      336
Other ...............................................       18       17        0
                                                        ------   ------   ------
Total gross deferred
   tax assets .......................................    4,295    5,552    5,026
Less valuation allowances ...........................        0        0        0
Total deferred tax assess ...........................   $4,295   $5,552   $5,026
                                                        ------   ------   ------
(continued)

--------------------------------------------------------------------------------

(continued)                                            December 31,
--------------------------------------------------------------------------------
Deferred tax liabilities:                            1995    1994     1993
--------------------------------------------------------------------------------

Banking premises, furniture,
  & equipment, principally
  due to differences in
  depreciation .................................   $  213   $  208   $  187
Investments, due to
  difference in basis in
  accreted discount for tax
  and financial reporting
  purposes .....................................      371      162        0
Prepaid FDIC Insurance .........................      115      601        0
Intangible assets due to
  differences in amortization:
  expected allowable
  for tax versus financial
  reporting purposes ...........................      456      574    1,116
Mortgages, principally
  due to tax basis reserve
  increases in excess of
  base year reserves ...........................      396    1,510    2,385
Deferred loan origination cost .................      168       86        0
Bonds, due to basis
  differences due to tax
  versus financial reporting
  carrying values ..............................       66       44       64
Pension accruals,
  principally due to differences
  in allowable funding
  levels for tax versus
  financial reporting purposes .................        5       14       40
Originated mortgage
  servicing rights (SFAS 122) ..................       34        0        0
                                                   ------   ------   ------
Total deferred tax liabilities .................   $1,824   $3,199   $3,792
                                                   ------   ------   ------
Net Deferred Tax Assets ........................   $2,471   $2,353   $1,234
                                                   ======   ======   ======
--------------------------------------------------------------------------------

     As required by SFAS 109, the Corporation has determined that it is not required to establish a valuation reserve for the deferred tax asset account since it is "more likely than not" that the deferred tax asset will be realized through a carryback to taxable income and tax planning strategies. The conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on the history of earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences. Management will continue to review the tax criteria related to the recognition of deferred tax assets.

     The Corporation has not recognized a deferred tax liability of approximately $8,020,000 for "bad debt reserves" for tax purposes which arose in tax years beginning before December 31, 1987 (i.e. "base year"). A deferred tax liability will be recognized if the Corporation expects that charges to the bad debt reserves, other than the losses on loans or recomputations of bad debt deductions resulting from operating loss carrybacks to prior years, would result in taxable income.

NOTE 13 EMPLOYEE STOCK OWNERSHIP
PLAN ("ESOP") DEBT

     As part of the conversion to stock ownership, the Bank established an Employee Stock Ownership Plan and Trust (ESOP). The ESOP borrowed $2,956,770 from a third party and purchased 867,319 shares of common stock of the Corporation. The loan was secured by the shares of stock and guaranteed by the Bank. Shares have been restated to reflect the 10% stock dividend, the 2 for 1 stock split and the 20% stock dividend. The loan to the third party with a remaining balance of $1,249,670 was paid off by the Corporation in July 1994 and an unsecured term note in the same amount was entered into between the ESOP and the Corporation. The net cost to the Bank in 1995 for shares allocated to participants was $305,000 and was included in salaries and employee benefit expense which is exclusive of $145,000 for dividends received by the ESOP during the year. The net cost to the Bank in 1994 for shares allocated to participants was $326,000, of which $54,000 was included in interest expense paid to a third party and $272,000 was included in salaries and employee benefits expense which is exclusive of $163,000 for dividends received by the ESOP during the year. The net cost to the Bank in 1993 for shares allocated to participants was $359,000, of which $105,000 was included in interest expense and $254,000 was included in salaries and employee benefit expense which is exclusive of $151,000, for dividends received by the ESOP during the year.

NOTE 14 EMPLOYEE BENEFIT PLANS

Pension Plan

     The Bank's non-contributory pension plan covers eligible employees who have met the age and continuous service requirements of the plan. The benefits are based on years of service and the employees' compensation during the last five years of employment.

     The following tables set forth the plan's funded status based on actuarial valuation at September 30, 1995 and 1994 and amounts recognized in the Corporation's consolidated financial statements at December 31, 1995 and 1994.

--------------------------------------------------------------------------------
(dollars in thousands)                                   1995            1994
--------------------------------------------------------------------------------

Actuarial present value of benefit
  obligations:
    Vested ...................................          $4,885          $ 4,361
    Non-vested ...............................             257              219
                                                        ------          -------
Accumulated benefit obligation ...............           5,142            4,580
Effect of projected future compensation
  levels .....................................           1,164              996
                                                        ------          -------
Projected benefit obligation .................           6,306            5,576
Fair value of plan assets ....................           7,268            6,188
Excess of assets over projected benefit
  obligation .................................             962              612
Amount contributed during fourth quarter .....              14                0
Unrecognized transition asset ................            (376)            (482)
Unrecognized gain ............................            (549)             (85)
Unrecognized past service liability ..........             (38)              (8)
                                                        ------          -------
    Prepaid expense ..........................          $   13          $    37
                                                        ======          =======
--------------------------------------------------------------------------------

     Benefit obligations were determined using a weighted average discount rate of 7.50% as of September 30, 1995 and 8.25% as of September 30, 1994.

     Net pension benefit includes the following components:

                                                         Years ended
                                                         December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                         1995          1994      1993
--------------------------------------------------------------------------------
Service cost benefits earned during
  the year .............................      $   240       $ 288     $ 264
Interest cost on projected benefit
  obligation ...........................          435         386       382
Return on plan assets ..................       (1,299)        (12)     (856)
Net amortization and deferral ..........          702        (587)      306
                                              -------       -----     -----
    Total net periodic pension
expense ................................      $    78       $  75     $  96
--------------------------------------------------------------------------------

     The net periodic pension expense was determined using a weighted average discount rate of 8.25% in 1995, 7.00% in 1994 and 8.00% in 1993. The long-term weighted average rate of compensation was 6.00% for 1995, 5.50% for 1994 and 6.50% for 1993. The long-term weighted average rate of return on plan assets was 8.00% for 1995, 1994 and 1993. Plan assets consist of pooled mutual funds managed by the Retirement System Group Incorporated.

Post-Retirement Benefits

     The Bank also provides certain health care and life insurance benefits to eligible retired employees. Current eligible employees must satisfy certain service and age requirements in order to be covered for post-retirement benefits other than pensions. Currently, the Post Retirement Benefit Plan is unfunded. The post-retirement health care costs are capped at 1993 levels in addition, benefits are not provided to anyone who was not at least age 55 on October 1, 1991.

     The components of net periodic post-retirement benefit costs are as follows:
                                                      Years Ended
                                                      December 31,
---------------------------------------------------------------------------
(dollars in thousands)                          1995      1994      1993
---------------------------------------------------------------------------
Service cost ............................       $  6       $ 8       $10
Interest cost ...........................         71        64        65
Net amortization ........................         24        34        13
                                                ----       ---       ---
Net periodic post-retirement benefit
  cost ..................................       $101      $106       $88
                                                ====      ====       ===
--------------------------------------------------------------------------------

     The status of the post-retirement plan is as follows:

                                                            December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                               1995      1994     1993
--------------------------------------------------------------------------------
Accumulated post-retirement benefit obligation:
  A) Retirees ..................................    ($726)    ($663)   ($707)
  B) Active fully eligible plan participants ...     (130)     (146)    (170)
  C) Other active plan participants ............      (79)      (78)     (73)
                                                    -----     -----    -----
                                                     (935)     (887)    (950)
Unrecognized loss ..............................      220       156      249
                                                    -----     -----    -----
Accrued post-retirement benefit cost ...........    ($715)    ($731)   ($701)
                                                    =====     =====    =====
--------------------------------------------------------------------------------

     The 1995, 1994 and 1993 post-retirement costs were determined using assumed weighted average discount rates of 8.25%, 7.0% and 8.0%, respectively. Assumed compensation increases were 6.0% for 1995, 5.5% for 1994 and 6.5% for 1993.

Stock Option Plans

     Under the terms of two previous stock option plans, a total of 1,426,920 shares of Bankers Corp. Common Stock (restated giving effect to the 2 for 1 stock split in October 1993 and the 20% stock dividend in June 1994) were initially reserved for grant to eligible employees and directors.

     A summary of stock activity related to these stock option plans is as follows:

--------------------------------------------------------------------------------
                                             Number of    Option price
                                               Shares       per share
--------------------------------------------------------------------------------
Stock Option Plans
Outstanding at December 31, 1992 ........    1,235,193       3.41
    Exercised ...........................     (795,835)      3.41
    Forfeited ...........................      (13,985)      3.41
    Granted .............................       28,800      11.98
                                             ---------      -----
Outstanding at December 31, 1993 ........      454,173       3.41 & 11.98
    Exercised ...........................      (24,162)      3.41
    Forfeited ...........................            0
                                             ---------      -----
Outstanding at December 31, 1994  .......      430,011       3.41 & 11.98
    Exercised ...........................      (51,467)      3.41
    Forfeited ...........................            0
                                              --------      -----
Outstanding at December 31, 1995 ........      378,544       3.41 & 11.98
--------------------------------------------------------------------------------

     As of December 31, 1995 options for 361,265 shares were exercisable. No additional options will be granted under these plans.

     In 1993, the Company's shareholders approved two new stock option plans: a key employees plan and an outside director plan. The number of shares reserved under those plans shall not exceed 912,000 shares (restated giving effect to the 2 for 1 stock split and the 20% stock dividend) subject to adjustment for stock dividends and splits.

     A summary of the key employee stock option plan is as follows:

--------------------------------------------------------------------------------
                                                Number of  Option price
                                                  Shares     per share
--------------------------------------------------------------------------------
Outstanding at December 31, 1992 ............          0            0
    Granted .................................     31,200        11.98
    Exercised ...............................          0            0
    Expired .................................          0            0
                                                  ------       ------
Outstanding at December 31, 1993 ............     31,200        11.98
    Granted .................................          0            0
    Exercised ...............................          0            O
    Expired .................................          0            0
                                                  ------       ------
Outstanding at December 31, 1994 ............     31,200        11.98
    Granted  ................................      9,000        13.50
    Exercised ...............................          0            0
    Expired .................................          0            0
                                                  ------       ------
Outstanding at December 31, 1995 ............     40,200        11.98 & 13.50
--------------------------------------------------------------------------------

     There were no options granted under the outside director plan at December 31, 1995. All 40,200 options outstanding at December 31, 1995 were related to the key employees stock option plan and 12,480 were exercisable. Options for 871,800 shares were available for future grant. The option price per share represents the market value of the Company's stock on the date of grant.

Directors' Plans

     The Board of Directors of the Corporation has adopted the 1993 Bankers Corp. Outside Directors' Deferred Compensation Plan. Under the deferred compensation plan each outside director shall become a participant in the plan as of the first day of the month coincident with or next following his completion of 84 months of credited service as an outside director. The deferred compensation benefit will be paid to the participant or his heirs in equal monthly installments for a period which shall not exceed the lesser of the number of months of the participants credited service or 180 months. The annual deferred compensation benefit shall be an amount equal to one-half of the sum of the average of the last three (3) years annual Directors' retainer fee paid by the Corporation to its Outside Directors, plus the average of the last three (3) years fee paid for attendance at the regular Directors' Meeting. Two former directors are currently receiving benefits under this plan which totaled $11,836 for 1995 and $7,400 for 1994. The unfunded cost of this obligation is accrued for on a current basis and totaled $42,000 for 1995, $29,000 for 1994 and $27,000 for 1993.

Employee Stock Ownership Plan

     Under the Employee Stock Ownership Plan and Trust ("ESOP"), an employee of the Bank and/or its affiliates shall become a participant when he or she has completed at least six (6) months of credited service. The ESOP is to be funded by the Bank's annual contributions made in cash (which will be invested primarily in Bankers Corp. common stock) or common stock. Shares purchased by the ESOP are held in a suspense account for allocation among the participants as the loan is paid.

     Contributions to the ESOP and shares released from the suspense account are allocated among the participants on the basis of salary in the year of allocation. Benefits become 20% vested after the third year of credited service, with an additional 20% vesting each year thereafter until 100% vesting after seven years. For any year in which the aggregate of benefits to key employees exceeds 60% of the aggregate benefits accrued to non-key employees, benefits allocated to participants in that year will become 20% vested after two years, increasing to 100% after six years. Forfeitures will be reallocated annually among remaining participating employees. Benefits may be payable upon retirement, separation from service, disability or death.

Management Recognition and
Retention Plan and Trust

     The Bank has established the Bankers Savings 1989 Management Recognition and Retention Plan and Trust (the "MRP"), as a method of providing employees in key management positions with a proprietary interest in the Corporation and to encourage such key employees to remain with the Bank. The Bank contributed $1,269,000 to the MRP to enable it to acquire 372,240 shares of the common stock offered in the initial public offering. Shares have been restated to reflect the 2 for 1 stock split and the 20% stock dividend. Under the MRP, awards can be granted to key employees in the form of shares of common stock held by the MRP. Key employees of the Bank will earn (i.e. become vested in) the shares of common stock over a period of five years at an annual cost to the Bank of $254,000. The cost to the Bank in 1995 totaled $63,000 and is now complete. There will be no ongoing costs for future periods.

Employment and Special Termination
Agreements

     The Corporation and the Bank have entered into an employment agreement with one executive officer for three (3) years with an annual provision for automatic continuance unless either the executive officer, the Corporation or the Bank gives timely written notice of termination. In an event of a change of control, as defined in the agreement, or if the Corporation or the Bank terminates the executive officer for reasons other than cause, the executive officer would be entitled to receive severance payments of approximately three years salary and other benefits.

     Special termination agreements among the Corporation, the Bank and four executive officers provide for a three year term. Commencing on the first anniversary date and continuing on each anniversary thereafter, the agreements will automatically be extended so that the remaining term shall be three years. In the event a change in control occurs, each executive would be entitled to receive payments in an amount equal to three times their average annual compensation for the three previous years of his/her employment with the Bank. All agreements provide for termination for cause at any time.

NOTE 15 COMMITMENTS AND CONTINGENCIES

     The Bank has entered into several lease agreements for branch sites. At December 31, 1995, approximate minimum annual rental commitments under these operating leases, including the option periods, are as follows (dollars in thousands):

December 31,
--------------------------------------------------------------------------------
Period                                                           Amount
--------------------------------------------------------------------------------
   1996 ......................................................   $  246
   1997 ......................................................      242
   1998 ......................................................      242
   1999 ......................................................      182
   2000 ......................................................      149
   Thereafter through 2004 ...................................      280
                                                                 ------
    Total ....................................................   $1,341
                                                                 ======
--------------------------------------------------------------------------------

     Rental expense for 1995, 1994 and 1993 was $289,000, $239,000 and $239,000,
respectively.

     In the normal course of business, there are outstanding various legal proceedings, claims, commitments and contingent liabilities, such as guarantees and commitments to extend credit, including loan commitments of $18.7 million and $11.2 million (primarily residential mortgages) at December 31, 1995 and 1994, respectively, standby letters of credit of $128,000 and $128,000 at December 31, 1995 and 1994, respectively, and undisbursed home equity credit lines of $36.2 million and $39.0 million at December 31, 1995 and 1994 respectively, which are not reflected in the accompanying consolidated financial statements. In the opinion of management, the consolidated financial position of the Corporation will not be materially affected by the outcome of such legal proceedings and claims or by such commitments and contingent liabilities.

     The Bank maintains $45.0 million in lines of credit with other banks. Borrowings outstanding under these lines totaled $18.5 million and $29.8 million at December 31, 1995 and 1994, respectively.

NOTE 16 DIVIDEND RESTRICTIONS

     Subject to applicable law, the Board of Directors of the Bank and of Bankers Corp. may each provide for the payment of dividends when it is determined that dividend payments are appropriate, taking into account factors including, without limitation, net income, capital requirements, financial condition, alternative investment options, tax implications, prevailing economic conditions, industry practices and other factors deemed to be relevant at the time.

     No dividends may be paid by the Bank to Bankers Corp. if such dividends reduce stockholders' equity below the amount required for the liquidation account (see note 2) or applicable regulatory capital requirements.

     New Jersey banking statutes further restrict amounts of dividends paid by the Bank on its common stock to an amount which, following the payments of such dividends, will not reduce paid in capital and retained earnings to an amount less than 50% of common stock or the payment of such dividend will not reduce the statutory surplus of the Bank. The Bank's certificate of incorporation requires a capital surplus of $4 million. At December 31, 1995, the Bank's total equity was $186.3 million of which $2.5 million was common stock.

NOTE 17 CONDENSED FINANCIAL
INFORMATION OF THE PARENT COMPANY

Statements of Condition                                     December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                                     1995          1994
--------------------------------------------------------------------------------
Assets:
  Investment in subsidiary bank ....................     $186,309       $170,077
  Advances to subsidiary bank ......................          217          2,541
  Loan to subsidiary bank ESOP .....................          621          1,071
  Dividends receivable from subsidiary bank ........        1,600              0
                                                         --------       --------
    Total assets .....................................   $l88,747       $173,689
                                                         ========       ========
Liabilities and Stockholders' Equity:
  Dividends payable ..............................          1,809          1,552
  Accrued expenses ...............................              0            132
                                                         --------       --------
    Total liabilities ............................          1,809          1,684
                                                         --------       --------
    Stockholders' Equity .........................        186,938        172,005
                                                         --------       --------
      Total Liabilities and Stockholders' Equity .       $188,747       $173,689
                                                         ========       ========
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Statements of Income                               Years ended December 31,
--------------------------------------------------------------------------------
(dollars in thousands)                            1995        1994         1993
--------------------------------------------------------------------------------
Dividend income from subsidiary bank .......    $ 6,200     $ 7,800     $ 1,800
Interest Income on ESOP loan ...............         76          38           0
Expenses ...................................        (84)       (136)       (123)
                                                 ------     -------     -------
    Income before equity  in undistributed
      earnings of the subsidiary bank .....       6,192       7,702       1,677
Equity in undistributed earnings of the
  subsidiary bank ..........................     13,812      13,302      19,791
                                                -------     -------     -------
    Net income .............................    $20,004     $21,004     $21,468
                                                =======     =======     =======
--------------------------------------------------------------------------------




Statements of Cash Flows                             Years ended December 31,
-------------------------------------------------------------------------------------
(dollars in thousands)                           1995             1994         1993
-------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income .................................   $ 20,004        $ 21,004      $ 21,468
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Equity in undistributed earnings of the
    subsidiary bank ........................    (13,812)        (13,302)      (19,791)
(Decrease) increase in other liabilities ...       (132)            132           (55)
Increase in dividends receivable ...........     (1,600)              0             0
                                               --------        --------       -------
  Net cash provided by operating
    activities .............................      4,460           7,834         1,622
                                               --------        --------       -------
Cash flows from investing activities:
  Net change in ESOP loan ..................        450          (1,071)            0
  Decrease in advances to subsidiary bank ..      2,324           1,692        11,420
                                               --------        --------       -------
  Net cash provided  by investing activities      2,774             621        11,420
                                               --------        --------       -------
Cash flows from financing activities:
  Treasury stock purchases .................       (956)         (3,699)      (14,088)
  Dividends paid ...........................     (6,453)         (4,838)       (3,411)
  Exercise of stock options, net ...........        175              82         4,457
                                               --------        --------       -------
  Net cash used in financing activities ....     (7,234)         (8,455)      (13,042)
                                               --------        --------       -------
  Net change in cash for the year ..........   $      0        $      0       $     0
                                               ========        ========       =======
-------------------------------------------------------------------------------------


NOTE 18 QUARTERLY FINANCIAL INFORMATION (unaudited)


     The following summarizes certain 1995 and 1994 quarterly consolidated financial data:

--------------------------------------------------------------------------------
(dollars in thousands except per share data)     Quarter ended
                                   Dec. 31     Sept. 30    June 30     March 31
--------------------------------------------------------------------------------
1995
Interest income ..............    $ 33,945     $ 32,521    $ 31,885    $ 30,914
Interest expense .............      20,066       19,014      18,205      16,533
Net Interest income ..........      13,879       13,507      13,680      14,381
Provision for loan losses ....       2,000        1,500       1,000       1,000
Loss on security
  transactions ...............      (1,655)           0           0         (10)
Income before income
  tax expense ................       6,062        8,071       8,039       8,515
Net income ...................       4,222        5,181       5,149       5,452
Earnings per share:
  Primary ....................        0.32         0.39        0.39        0.41
  Fully diluted ..............        0.32         0.39        0.39        0.41
Cash Dividend Per share ......        0.14         0.14        0.12        0.12

--------------------------------------------------------------------------------

(dollars in thousands except per share data)       Quarter ended
                                     Dec. 31    Sept. 30      June 30   March 31
--------------------------------------------------------------------------------
1994
Interest income ...............    $ 29,573     $ 26,687    $ 25,922    $ 24,420
Interest expense ..............      14,801       13,051      12,044      11,227
Net Interest income ...........      14,772       13,636      13,878      13,193
Provision for loan losses .....       1,500        1,000       1,000         470
Gains on security
  transactions ................          (1)           0           0           1
Income before income
  tax expense .................       8,511        7,940       7,663       7,948
Net income ....................       5,690        5,154       5,009       5,151
Earnings per share (1):
  Primary .....................        0.43         0.38        0.37        0.38
  Fully diluted ...............        0.42         0.38        0.37        0.38
Cash Dividend Per share(1) ....        0.12         0.10        0.10        0.08

--------------------------------------------------------------------------------

(1) Per share data for 1994 is computed and/or restated giving effect to the 20% stock dividend.

NOTE 19 FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107. "Disclosures About Fair Value of Financial Instruments" (SFAS 107), requires that Bankers Corp. disclose the estimated fair value of its financial instruments whether or not recognized in the consolidated balance sheet. Fair value estimates, methods and assumptions are set forth below for the Corporation's financial instruments at December 31, 1995 and 1994 (dollars in thousands):

--------------------------------------------------------------------------------
                                     1995                         1994
--------------------------------------------------------------------------------
                             Carrying      Estimated      Carrying     Estimated
                              amount      fair value       amount     fair value
--------------------------------------------------------------------------------
Financial assets:
Cash and cash
  equivalents ..........    $   23,337    $   23,337    $   18,460    $   18,460
Investment
  Securities ...........        66,831        67,735        82,271        81,493
Mortgage and asset-
  backed securities ....       460,574       463,116       396,198       378,593
Net loans ..............     1,313,259     1,324,951     1,220,855     1,193,351
Accrued interest
  receivable ...........        13,090        13,090        12,043        12,043
Financial liabilities:
  Deposits .............    $1,631,254    $1,634,635    $1,453,534    $1,455,677
  Short term
    borrowings .........        67,245        67,245       115,766       115,766
--------------------------------------------------------------------------------

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents

     The carrying amount approximates fair value.

Investment Securities

     All investment securities are actively traded in a secondary market and have been valued using quoted market prices.

Mortgage- and Asset-Backed Securities

     All mortgage- and asset-backed securities are actively traded in a secondary market and have been valued using quoted market prices.

Net Loans

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as residential and commercial real estate, commercial and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms, and by performing and non-performing categories.

     The fair value of loans is estimated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan. For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing credit costs.

     The fair value of significant non-performing loans is based on either recent external appraisals or estimated cash flows which are discounted using a rate commensurate with the associated risk. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

Accrued Interest Receivable

     The carrying amount approximates fair value.

Deposits

     The fair value of deposits, with no stated maturity, such as non-interest bearing demand deposits, savings, and NOW and money market accounts, is equal to the amount payable on demand as of December 31, 1995 and 1994. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

     The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

Short Term Borrowings

     The amortized cost approximates fair value due to the relatively short time before maturity.

Commitments to Extend Credit

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties and at December 31, 1995 and 1994 approximates the contract amount.

Limitations

     The preceding fair value estimates were made at December 31, 1995 and 1994, based on pertinent market data and relevant information on the financial instrument. These estimates do not include any premium or discount that could result from an offer to sell at one time the Bank's entire holdings of a particular financial instrument or category thereof. Since no market exists for a substantial portion of the Bank's financial instruments, fair value estimates were necessarily based on judgments with respect to future expected loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and the matters of significant judgment that must be applied, these fair value estimates cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates.

     Since these fair value approximations were made solely for on and off balance sheet financial instruments at December 31, 1995 and 1994, no attempt was made to estimate the value of anticipated future business. Furthermore, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into the estimates.

NOTE 20 RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Accounting for Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans.

     SFAS 123 encourages all entities to adopt the "fair value based method" of accounting for employee stock compensation plans. However, SFAS 123 also allows an entity to continue to measure compensation cost under such plans using the "intrinsic value based method". Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, usually the vesting period. Fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Most stock plans have no intrinsic value at date of grant, and under previous accounting guidance, no compensation cost was to be recognized.

     The accounting requirements of this Statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The Corporation intends to continue accounting for compensation cost under the intrinsic value based method and will provide pro forma disclosures for all awards granted after December 31, 1994. Such disclosures include net income and earnings per share as if the fair value based method of accounting had been applied.

INDEPENDENT AUDITORS' REPORT
KPMG Peat Marwick LLP
The Board of Directors and Stockholders
Bankers Corp.:

We have audited the accompanying consolidated statements of condition of Bankers Corp. and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bankers Corp. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, Bankers Corp. and subsidiary adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

[SIGNATURE]

KPMG Peat Marwick LLP
January 25, 1996

Five Year Financial Comparison

-----------------------------------------------------------------------------------------------------------------------------------
(dollars in thousands)                                      1995            1994           1993            1992           1991
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL CONDITION DATA:
-----------------------------------------------------------------------------------------------------------------------------------

Total assets ........................................   $ 1,901,915     $ 1,756,717     $ 1,622,262     $ 1,509,010    $ 1,489,522
Total loans, net ....................................     1,313,259       1,220,855       1,117,419       1,013,871      1,030,497
Mortgage and asset-backed securities, net ...........       460,574         396,198         330,732         299,530        235,231
Investment Securities ...............................        66,831          82,271         117,804         131,893        126,137
Short-term investments and Federal funds sold .......             0               0               0           2,500         48,000
Total deposits ......................................     1,631,254       1,453,534       1,375,989       1,339,720      1,302,577
Short term borrowings ...............................        67,245         115,766          68,952               0         31,312
Total stockholders' equity ..........................       186,938         172,005         161,126         152,392        140,820
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING DATA:
-----------------------------------------------------------------------------------------------------------------------------------
Total interest income ...............................     $ 129,265     $   106,602     $   100,965     $   112,728    $   121,793
Total interest expense ..............................        73,818          51,123          47,840          58,594         76,560
                                                          ---------     -----------     -----------     -----------    -----------
Net interest income .................................        55,447          55,479          53,125          54,134         45,233
Provisions for loan losses ..........................        (5,500)         (3,970)         (2,040)         (5,600)        (4,050)
                                                          ---------     -----------     -----------     -----------    -----------
Net interest income after provision for loan losses .        49,947          51,509          51,085          48,534         41,183
                                                          ---------     -----------     -----------     -----------    -----------
Total other income ..................................           739           1,683           3,894           5,890          2,786
                                                          ---------     -----------     -----------     -----------    -----------
Total other expense .................................        19,999          21,130          21,444          19,883         19,396
                                                          ---------     -----------     -----------     -----------    -----------
Income before tax expense ...........................        30,687          32,062          33,535          34,541         24,573
Income tax expense ..................................        10,683          11,058          12,067          12,326         10,621
                                                          ---------     -----------     -----------     -----------    -----------

Income before cumulative effect of accounting
  changes ...........................................    $   20,004     $    21,004     $    21,468     $    22,215    $    13,952
                                                         ==========     ===========     ===========     ===========    ===========
-----------------------------------------------------------------------------------------------------------------------------------
OTHER DATA:
-----------------------------------------------------------------------------------------------------------------------------------
Return on average assets ............................          1.11%           1.25%           1.38%           1.48%          1.01%

Return on average equity ............................         11.23           12.56           14.09           15.18          10.50
Average equity to average assets ....................          9.87            9.99            9.76            9.75           9.63
Equity to assets at period end ......................          9.83            9.79            9.93           10.10           9.45
Interest rate spread for period .....................          2.64            3.03            3.14            3.24           2.76
Net yield on average interest-earning assets ........          3.16            3.42            3.52            3.72           3.39

Non-performing assets to total assets at period end .          1.71            2.05            2.50            2.77           2.27
Average interest-earning assets to average
  interest-bearing liabilities ......................          1.12x           1.12x           1.12x           1.12x          l.llx

Other expenses to average assets ....................          1.11            1.26            1.37            1.32           1.40

Net interest income, after provision for
  loan losses, to other expenses ....................          2.50x           2.44x           2.38x           2.44x          2.12x
One year cumulative interest rate
   sensitivity gap to total assets ..................         (3.77)%         (1.37)%         (1.20)%         (3.12)%        (6.70)%
Dividend payout ratio ...............................         33.54           25.09           17.40           13.76          20.14
Number of full service offices ......................            14              14              13              13             13
-----------------------------------------------------------------------------------------------------------------------------------